Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement No. 333-257373 on Form S-1 of our report dated March 1, 2022, relating to the consolidated financial statements of Latch, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ Deloitte & Touche LLP
New York, New York
March 4, 2022